EXHIBIT 10.28

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) dated as of March 25, 2009 to the Credit Agreement referenced below is by and among Citi Trends, Inc., a Delaware corporation (the “Borrower”), and Bank of America, N.A. (the “Lender”).

W I T N E S S E T H

WHEREAS, revolving credit facilities have been extended to the Borrower pursuant to the Credit Agreement (as amended, modified and supplemented from time to time, the “Credit Agreement”) dated as of March 26, 2008 among Borrower, the Guarantors from time to time party thereto and the Lender; and

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement and the Lender has agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.                                       Amendment.

2.1                                 The Revolving Committed Amount is permanently reduced from $35 million to $20 million.

2.2                                 The pricing grid in the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is amended to read as follows:

Pricing Tier	Consolidated Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans	Commitment Fee
1	<2.25:1.0	1.75%	0.75%	0.25%
2	> 2.25:1.0 but < 3.00:1.0	2.00%	1.00%	0.25%
3	> 3.00:1.0	2.25%	1.25%	0.25%

2.3                                 The definitions of “Base Rate” and “Maturity Date” in Section 1.01 of the Credit Agreement are amended to read as follows:

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Eurodollar Rate plus 1.0% and (c) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Maturity Date” means March 24, 2010; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

2.4                                 In the definition of “Eurodollar Daily Floating Base Rate” in Section 1.01 of the Credit Agreement, each reference to “Eurodollar Rate Loan” is amended to read “Loan”.

2.5                                 Section 3.02 of the Credit Agreement is amended to read as follows:

If the Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender or the Lender’s Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by the Lender to the Borrower, any obligation of the Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans or to make Base Rate Loans as to which the interest rate is determined with reference to the Eurodollar Base Rate, shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from the Lender, prepay or, if applicable, convert all Eurodollar Rate Loans to Base Rate Loans (other than Base Rate Loans as to which the interest rate is determined with reference to the Eurodollar Base Rate).  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

2.5                                 The last two sentences of Section 3.03 of the Credit Agreement are amended to read as follows:

Thereafter, the obligation of the Lender to make or maintain Eurodollar Rate Loans and Base Rate Loans as to which the interest rate is determined with reference to the Eurodollar Rate shall be suspended until the Lender revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of or conversion to Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (with the Base Rate determined other than by reference to the Eurodollar Rate) in the amount specified therein.

3.                                       Conditions Precedent.  This Amendment shall be effective as of the date hereof upon satisfaction of each of the following conditions precedent:

(a)                                  execution of this Amendment by the Borrower and the Lender; and

(b)                                 payment by the Borrower to the Lender of an amendment fee equal to $30,000.

4.                                       Representations and Warranties.  The Borrower represents and warrants to the Lender that, after giving effect to this Amendment, the representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof.

5.                                       Reaffirmation of Obligations.  The Borrower affirms its obligations under the Loan Documents and agrees that such obligations are valid and subsisting obligations of the Borrower to the Lender and not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind.

6.                                       No Other Changes.  Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

7.                                       Counterparts; Delivery.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

8.                                       Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Georgia.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	CITI TRENDS, INC., a Delaware corporation

	By:	/s/ Bruce Smith
	Name:	Bruce Smith
	Title:	Senior Vice President and Chief Financial Officer

LENDER:	BANK OF AMERICA, N.A.

	By:	/s/ Stephanie Pendleton
	Name:	Stephanie Pendleton
	Title:	Senior Vice President